Exhibit 99.1

Laird Superfood Reports Third Quarter 2021 Financial Results

Net Sales Increase 45% Year Over Year to $10.9 Million

Direct-To-Consumer Sales Up 108% Year Over Year

SISTERS, Oregon – November 10, 2021 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” “we” and “our”), today reported financial results for its third quarter ended September 30, 2021.

Third Quarter 2021 Highlights

•	Net Sales increased 45% year over year to $10.9 million.

•	Online sales contributed 58% of net sales, increasing 70% year over year with direct-to-consumer up 108%.

•	Wholesale sales contributed 41% of net sales, increasing 21% year over year, with continued traction in coffee creamers.

•	Gross profit was $3.2 million and gross margin was 29.4% compared to gross profit of $1.8 million and gross margin of 23.4% in the prior year period.

•	Net loss attributable to common stockholders was $5.4 million, or $0.59 per diluted share, compared to a net loss of $4.0 million, or $0.86 per diluted share, in the prior year period.

“In the third quarter, we delivered solid growth across our portfolio,” said Paul Hodge Jr., Co-Founder, President and Chief Executive Officer of Laird Superfood. “The power of our digitally native brand continued to be reflected in our direct-to-consumer sales, which rose 108%, fueled by our expanding product offerings and the ongoing strength of customer metrics around conversion and retention, including leading performance from the newest cohorts. Our new products in hydration and beverage supplements continue to grow at a strong pace, and we remain highly encouraged by results from the recently acquired Picky portfolio,” continued Hodge. “Operationally, we are hyper focused on efficiency and have made solid progress on several initiatives to move towards profitability as we continue rapidly scaling our powerful omnichannel platform. We remain steadfast in our vision of delivering better for you, plant-based alternatives for every moment of consumers’ daily ritual.”

For the Three Months Ended September 30, 2021

	Three months ended September 30,
	2021		2020
	$	% of Total	$	% of Total
Coffee creamers	$6,489,895	60%	$5,261,175	70%
Hydration and beverage enhancing supplements	1,330,906	12%	1,037,517	14%
Coffee, tea, and hot chocolate products	1,724,919	16%	2,153,702	29%
Harvest snacks and other food items	1,866,709	17%	—	0%
Other	452,002	4%	159,906	2%

Gross sales	11,864,431	109%	8,612,300	115%
Shipping income	195,085	2%	25,737	0%
Returns and discounts	(1,193,602)	(11%)	(1,147,395)	(15%)

Sales, net	$10,865,914	100%	$7,490,642	100%

	Three months ended September 30,
	2021		2020
	$	% of Total	$	% of Total
Online	$6,331,003	58%	$3,713,773	50%
Wholesale	4,415,867	41%	3,650,854	49%
Food service	119,044	1%	126,015	1%

Sales, net	$10,865,914	100%	$7,490,642	100%

Net sales increased 45% to $10.9 million in the third quarter of 2021 compared to $7.5 million in the third quarter of 2020, primarily driven by strong gains in direct-to-consumer (“DTC”) sales. Growth was broad based, including solid increases in Coffee creamers and Hydration and beverage enhancing supplements from both legacy offerings as well as recent product launches, plus the addition of Harvest Snacks.

Gross profit was $3.2 million, an 82% increase compared to the prior year period of $1.8 million. Gross margin was 29.4% of net sales in the third quarter of 2021, compared to 23.4% of net sales in the prior year period. The year over year increase in gross margin reflected several factors, including optimization of inventory cost and DTC parcel cost, as well as improvement in liquid creamer disposals, partially offset by elevated wholesale fulfilment related expenses.

Operating expenses were $8.5 million compared to $5.1 million in the year ago period and reflect General and Administrative expense increases of $2.0 million, with $0.8 million attributable to increased non-cash expenses, such as stock-based compensation and amortization of intangibles, as well as increased insurance expense, professional fees and personnel costs. Sales and Marketing expense further contributed with increases of $1.2 million, primarily due to advertising and marketing fees.

Loss from operations was $5.3 million in the third quarter of 2021, compared to a loss of $3.4 million in the prior year period.

Net loss attributable to common stockholders was $5.4 million, or $0.59 per diluted share, in the third quarter of 2021, compared to net loss attributable to common stockholders of $4.0 million, or $0.86 per diluted share, in the prior year period.

Valerie Ells, Chief Financial Officer, commented, “Our continued focus on optimization helped drive favorable trends in margins and expense levels during the third quarter, along with robust sales growth. We are very pleased with the direction and progress towards our long-term targets. Our balance sheet remains strong with nearly $40 million of cash and investments and effectively zero debt, and we remain focused on maximizing the leverage across our business to continue driving forward toward profitability, while maintaining strong growth rates.”

For the Nine Months Ended September 30, 2021

	Nine months ended September 30,
	2021		2020
	$	% of Total	$	% of Total
Coffee creamers	$16,590,542	60%	$13,285,967	72%
Hydration and beverage enhancing supplements	3,907,111	14%	2,877,694	16%
Coffee, tea, and hot chocolate products	5,286,882	19%	4,116,891	22%
Harvest snacks and other food items	3,353,178	12%	—	0%
Other	987,076	4%	378,318	2%

Gross sales	30,124,789	110%	20,658,870	112%
Shipping income	261,495	1%	221,082	1%
Returns and discounts	(2,942,890)	(11%)	(2,381,455)	(13%)

Sales, net	$27,443,394	100%	$18,498,497	100%

	Nine months ended September 30,
	2021		2020
	$	% of Total	$	% of Total
Online	$16,492,513	60%	$10,049,039	54%
Wholesale	10,529,593	38%	8,117,655	44%
Food service	421,288	2%	331,803	2%

Sales, net	$27,443,394	100%	$18,498,497	100%

Net sales increased 48% to $27.4 million in the first nine months of 2021 compared to $18.5 million in the first nine months of 2020. Year-to-date growth in net sales was due to growth in both online and wholesale channels, and broad based with all categories showing strong double-digit increases.

Gross profit was $7.2 million, an increase of 41% compared to the prior year period of $5.1 million. Gross margin was 26.3% of net sales in the first nine months of 2021, compared to 27.6% of net sales in the prior year period. The year over year decrease in gross margin was primarily due to the full period impact from the launch of a free shipping initiative for direct online purchases made on lairdsuperfood.com combined with increased co-packing and distribution expenses associated with our liquid creamer product line, partially offset by optimization of DTC shipping costs.

Operating expenses were $24.2 million compared to $13.5 million in the first nine months of 2020 and reflect General and Administrative expense increases of $6.4 million, with $2.4 million attributable to increased non-cash expenses, such as stock-based compensation and amortization of intangibles, as well as increased personnel costs, insurance expense, professional fees, and reserves against prepaid assets. Sales and Marketing expense further contributed with increases of $3.7 million, primarily due to advertising and marketing fees.

Loss from operations was $16.9 million in the first nine months of 2021, compared to a loss of $8.4 million in the prior year period.

Net loss attributable to common stockholders was $17.0 million, or $1.90 per diluted share, in the first nine months of 2021, compared to net loss attributable to common stockholders of $10.0 million, or $2.26 per diluted share, in the prior year period.

Balance Sheet and Cash Flow Highlights

The Company had $39.7 million of cash, cash equivalents, and investment securities as of September 30, 2021 and total outstanding debt was $51,000. Net cash used in operating activities was $14.2 million for the nine months ended September 30, 2021, compared to $7.1 million in the comparative prior year period.

Capital expenditures totaled $1.0 million for the nine months ended September 30, 2021, compared to $0.9 million in the prior year period.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss results. The live conference call can be accessed by dialing (833) 772-0381 from the U.S. or (236) 384-2050 internationally. The conference I.D. code is 3562448. Alternatively, participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events.”

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company’s products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world’s most prolific big-wave surfer, Laird Hamilton. Laird Superfood’s offerings are environmentally conscientious, responsibly tested, and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance, including our outlook for fiscal year 2021. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to:(1) our limited operating history and ability to become profitable; (2) our reliance on third parties for raw materials and production of some of our products; (3) our ability to manage our growth and scale our manufacturing and processing capabilities effectively, including our human resource requirements; (4) our future capital needs; (5) our ability to retain and grow our customer base; (6) our reliance on independent distributors for a substantial portion of our sales; (7) our ability to evaluate and measure our business, prospects and performance metrics; (8) our ability to compete and succeed in a highly competitive and evolving industry; (9) the health of the premium organic and natural food industry as a whole; (10) risks related to our intellectual property rights and developing a strong brand; (11) our reliance on key personnel, including Laird Hamilton and Gabrielle Reece; (12) regulatory risks; (13) risks associated with the COVID-19 pandemic, including those related to any variant strains of the virus that may emerge; (14) risks related to our international operations; (15) the risk of substantial dilution from future issuances of our equity securities; and (16) the other risks described in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission.

Contact

ICR

Reed Anderson

646-277-1260

Reed.Anderson@icrinc.com

LAIRD SUPERFOOD, INC.

STATEMENTS OF OPERATIONS

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
Sales, net	$10,865,914	$7,490,642	$27,443,394	$18,498,497
Cost of goods sold	(7,667,075)	(5,734,144)	(20,225,269)	(13,384,880)

Gross profit	3,198,839	1,756,498	7,218,125	5,113,617

General and administrative
Salaries, wages and benefits	1,252,664	1,031,425	3,478,362	2,652,500
Stock-based compensation	911,467	290,148	2,766,071	589,600
Professional fees	551,368	274,244	1,504,438	647,422
Insurance expense	537,174	89,136	1,560,395	146,197
Office expense	235,109	142,269	628,388	364,518
Occupancy	68,251	57,378	187,729	167,151
Merchant service fees	171,050	103,306	429,307	248,355
Netsuite subscription expense	64,886	33,173	194,024	90,491
Impairment on property, plant and equipment	8,317	—	8,317	239,734
Other expense	453,838	197,740	1,303,398	504,864

Total general and administrative expenses	4,254,124	2,218,819	12,060,429	5,650,832

Research and product development
Salaries, wages and benefits	118,105	54,454	304,653	202,287
Stock-based compensation	7,864	2,310	16,816	6,694
Product development expense	107,418	43,589	520,210	141,506
Other expense	9,217	2,526	16,464	13,503

Total research and product development expenses	242,604	102,879	858,143	363,990

Sales and marketing
Salaries, wages and benefits	589,941	613,961	1,854,020	2,057,517
Stock-based compensation	65,441	520,022	162,536	630,456
Advertising	1,954,377	1,140,369	5,313,881	3,146,592
General marketing	1,131,023	312,402	3,079,181	883,286
Amazon selling fee	196,053	179,425	609,171	575,313
Travel expense	11,828	4,908	32,188	78,872
Other expense	66,090	45,543	182,788	148,911

Total sales and marketing expenses	4,014,753	2,816,630	11,233,765	7,520,947

Total expenses	8,511,481	5,138,328	24,152,337	13,535,769

Operating loss	(5,312,642)	(3,381,830)	(16,934,212)	(8,422,152)

Other income (expense)
Interest and dividend income	10,721	20,496	36,246	51,521
Gain on sale of available-for-sale securities	—	6,250	—	13,927

Total other income (expense)	10,721	26,746	36,246	65,448

Loss before income taxes	(5,301,921)	(3,355,084)	(16,897,966)	(8,356,704)

Income tax expense	(49,777)	—	(86,495)	—

Net loss	$(5,351,698)	$(3,355,084)	$(16,984,461)	$(8,356,704)

Less deemed dividend of beneficial conversion feature	—	—	—	(825,366)
Less deemed dividend on warrant discount	—	(645,939)	—	(825,366)

Net loss attributable to Laird Superfood, Inc. common stockholders	$(5,351,698)	$(4,001,023)	$(16,984,461)	$(10,007,436)

Net loss per share attributable to Laird Superfood, Inc. common stockholders:
Basic	$(0.59)	$(0.86)	$(1.90)	$(2.26)

Diluted	$(0.59)	$(0.86)	$(1.90)	$(2.26)

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	9,001,912	4,672,041	8,954,875	4,427,114

LAIRD SUPERFOOD, INC.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(16,984,461)	$(8,356,704)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	454,400	344,162
Amortization	243,578	7,599
Loss on disposal of equipment	5,600	—
Stock-based compensation	3,142,517	1,320,433
Reserve for prepaid assets	179,000	—
Restricted stock awards	—	62,431
Impairment on property, plant and equipment	8,317	239,734
Gain on sale of investment securities available-for-sale	—	13,927
Changes in operating assets and liabilities:
Accounts receivable	(72,150)	(397,669)
Inventory	(3,314,086)	(1,441,766)
Prepaid expenses and other current assets	1,137,741	(1,582,315)
Deferred rent	267,787	270,731
Deposits	2,601	33,009
Accounts payable	184,722	1,613,754
Payroll liabilities	81,694	207,675
Accrued expenses	333,246	567,103
Deferred taxes	86,495	—

Net cash from operating activities	(14,242,999)	(7,097,896)

Cash flows from investing activities
Purchase of property, plant, and equipment	(1,039,350)	(874,764)
Proceeds from sale of property, equipment, and software	700	—
Deposits on equipment to be acquired	(462,507)	—
Purchase of software	(141,546)	—
Acquisition of a business, net of cash acquired (note 2)	(10,449,587)	—
Sale of investment securities available-for-sale	—	516,459
Proceeds from maturities of investment securities available-for-sale	—	4,475,000

Net cash from investing activities	(12,092,290)	4,116,695

Cash flows from financing activities
Issuance of common stock	—	66,104,477
Issuance of preferred stock	—	10,000,006
Common stock issuance costs	(82,043)	(1,131,291)
Preferred stock issuance costs	—	(147,721)
Withholding tax payments for share based compensation	(219,157)	—
Restricted stock units issued	31	—
Repurchased common stock	—	(20,532)
Stock options exercised	485,916	119,838

Net cash from financing activities	184,747	74,924,777

Net change in cash and cash equivalents	(26,150,542)	71,943,576
Cash and cash equivalents beginning of period	57,208,080	1,004,109

Cash and cash equivalents end of period	$31,057,538	$72,947,685

Supplemental disclosures of non-cash information
Unrealized gain (loss) on available-for-sale securities	$(22,049)	$924

Purchases of equipment included in deposits at the beginning of the period	$—	$14,699

LAIRD SUPERFOOD, INC.

BALANCE SHEET

	As of
	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$31,057,538	$57,208,080
Accounts receivable, net	956,870	839,659
Investment securities available-for-sale	8,688,251	8,706,844
Inventory	10,335,990	6,295,898
Prepaid expenses and other current assets, net	1,767,744	2,847,319
Deposits	563,580	97,674

Total current assets	53,369,973	75,995,474

Noncurrent assets
Property and equipment, net	4,139,199	3,513,488
Intangible assets, net	4,965,060	137,092
Goodwill	6,486,000	—
Deferred rent	2,428,859	2,696,646

Total noncurrent assets	18,019,118	6,347,226

Total assets	$71,389,091	$82,342,700

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,548,009	$1,315,964
Payroll liabilities	813,798	722,915
Accrued expenses	1,185,900	704,543

Total current liabilities	3,547,707	2,743,422

Long-term liabilities
Deferred tax liability, net	86,495	—
Note payable	51,000	51,000

Total long-term liabilities	137,495	51,000

Total liabilities	3,685,202	2,794,422

Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 9,402,959 and 9,037,499 issued and outstanding at September 30, 2021, respectively; 9,247,758 and 8,892,886 issued and outstanding at December 31, 2020, respectively	$9,037	$8,893
Additional paid-in capital	116,614,323	111,452,346
Accumulated other comprehensive income (loss)	(7,842)	14,207
Accumulated deficit	(48,911,629)	(31,927,168)

Total stockholders’ equity	67,703,889	79,548,278

Total liabilities and stockholders’ equity	$71,389,091	$82,342,700